Exhibit 1.5


                         PARENT GUARANTOR SECURITY AGREEMENT
                         -----------------------------------



                    THIS PARENT GUARANTOR SECURITY AGREEMENT (this "Agreement"), dated as of August 22, 1997, is executed by and between American Eco Corporation, a corporation organized under the laws of the Province of Ontario, having its chief executive office at 11011 Jones Road, Houston, Texas 77070 (the "Grantor"), and Union Bank of California, N.A., as "Agent" for itself and for the other "Secured Parties" under the "Credit Agreement" (as such terms are defined below).

                    PRELIMINARY STATEMENT. The Grantor has entered into a certain Credit and Guaranty Agreement of even date herewith among American Eco Funding Corp. (the "Borrower"), the Grantor, as guarantor of the Borrower's obligations thereunder, the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), and Union Bank of California, N.A., as agent (in such capacity, the "Agent") for the Lenders and the Issuing Banks and the other Secured Parties (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement) providing for the making of Loans to the Borrower for the benefit of the Borrower and/or other Subsidiaries of the Grantor, and for the issuance of Letters of Credit for the account of the Borrower and/or other Subsidiaries of the Grantor. The Grantor owns 100% of the issued and outstanding shares of the Borrower. It is a condition precedent to the extensions of credit under the Credit Agreement that the Grantor shall have granted the security interest contemplated by this Agreement, in order to secure its guaranty obligations under the Credit Agreement.

                    NOW, THEREFORE, in consideration of the premises set forth herein and in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit under the Credit Agreement, the Grantor hereby agrees with the Agent for its benefit and the ratable benefit of the Secured Parties as follows:

                    SECTION 1.     Grant of Security.  The Grantor hereby
                                   -----------------
          grants to the Agent for its benefit and the ratable benefit of the Secured Parties, a security interest in all of the Grantor's right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (the "Collateral"):

                    (a)  Equipment;

                    (b)  Inventory;

                    (c)  Receivables;

                    (d)  General Intangibles;

                    (e) chattel paper, instruments and documents: all chattel paper, all instruments, including, without limitation, all notes evidencing intercompany loans, and all bills of lading, warehouse receipts and other documents of title;

                    (f) other Property: all Property and interests in property of the Grantor which may now be in or may hereafter come into the possession, custody or control of the Agent or any Secured Party, or any agent or affiliate of the Agent or any Secured Party, in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of the Grantor in respect of any and all (i) drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same, and all securities accounts, financial assets and security entitlements,
          (ii) interest rate and currency exchange agreements, including, without limitation, cap, collar, floor, forward and similar agreements and interest rate protection agreements, (iii) cash and Cash Equivalents, and (iv) proceeds of loans, advances and other financial accommodations, including, without limitation, Loans, advances and other financial accommodations made or extended under the Credit Agreement; and all other personal Property and interests in personal property of the Grantor not specifically included in Sections 1(a) through 1(e) above; and
                                   -------------         ----

                    (g) all accessions and additions to, substitutions and documents for, and replacements, proceeds and products of any of the foregoing Collateral, and all payments under insurance (whether or not the Agent is the loss payee thereof), and any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, to the extent not otherwise included.

                    SECTION 2.     Security for Obligations.  The Liens and
                                   ------------------------
          security interests granted in this Agreement secure the payment and performance of all of the obligations of the Grantor under the Credit Agreement, and all other liabilities, obligations, covenants and duties owing to the Agent and/or any Secured Party from or by the Grantor of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under or in connection with this Agreement or any of the other Loan Documents, whether or not for the payment of money, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising, and however acquired (all such obligations of the Grantor being the "Secured Obligations"). Without limiting the generality of the foregoing, the Liens and security interests granted in this Agreement secure the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Grantor to the Agent and/or any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Grantor.

                    SECTION 3.     Grantor Remains Liable.  Anything herein
                                   ----------------------
          to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor any Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or any Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment in which a security interest is granted hereunder.

                    SECTION 4.     Representations and Warranties.  The
                                   ------------------------------
          Grantor represents and warrants as follows:

                    (a) All of the Inventory and Equipment is located at the places specified on Exhibit A attached hereto and made a part
                                  ---------
          hereof, except for Inventory in transit, provided that Inventory and Equipment may be moved to other locations in accordance with
          Section 6(a).  All of the Inventory which is imported from a
          ------------
          location outside the United States arrives at one of the ports or other locations identified on Exhibit A. If any location of
                                        ---------
          Inventory or Equipment is subject to a lease, sublease, mortgage or similar instrument, the name and address of each lessor, sublessor, lessee, sublessee and/or mortgagee (other than the
          Grantor) is set forth on Exhibit A below the address of such
                                   ---------
          location or on a notice delivered to the Agent pursuant to
          Section 6(a).  The name and address of each bailee, processor,
          ------------
          warehouseman, consignee or other Person in possession of any of the Inventory or Equipment (each such Person being a "Bailee") on the date hereof, other than carriers and shippers of Inventory in transit, is set forth on Exhibit A, together with the address of
                                   ---------
          the location where such Inventory or Equipment is or may be held. Except as otherwise indicated on Exhibit A, no Person (other than
                                           ---------
          a Person identified on Exhibit A as being a consignee) in
                                 ---------
          possession of any of the Inventory or Equipment conducts a business at the location of such Inventory or Equipment other than a business in the nature of warehousing or transporting goods for others. In the event that any Inventory is in the possession of a Bailee, such Inventory shall not be evidenced by a negotiable instrument or document.

                    (b) The principal place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor or at such other address as the Grantor may designate in accordance with Section 7, and all
                                                   ---------
          records concerning the Receivables are located at the addresses specified on Exhibit B attached hereto and made a part hereof or
                       ---------
          at such other addresses as the Grantor may designate in accordance with Section 7. The amount represented by the Grantor
                          ---------
          from time to time to the Agent as the amount owing by each account debtor or by all account debtors in respect of any accounts will, at such time, be the correct amount actually and unconditionally owing by such account debtor(s) thereunder to the best of the Grantor's knowledge (except to the extent, if any, that such account debtor(s) may be entitled to normal trade discounts, adjustments, returns and allowances).

                    (c)  The Grantor has good, indefeasible and
          merchantable title to the Collateral. The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement and Liens permitted under Section 10.3 of the Credit Agreement. Except as identified on Schedule 1.1.4 to the Credit Agreement, no financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office on the date hereof, except such as may have been filed in favor of the Agent relating to this Agreement.

                    (d) The correct corporate name of the Grantor on the date hereof is AMERICAN ECO CORPORATION and, except as set forth on Exhibit C attached hereto and made a part hereof, the Grantor
             ---------
          has no other corporate or fictitious name and has not, during the immediately preceding five (5) years, been known by or used any other corporate or fictitious name. The Grantor will not change its name, identity or structure in any manner unless the Grantor shall have given the Agent at least sixty (60) days' prior written notice thereof.

                    (e) This Agreement, together with the filing of the financing statements listed on Exhibit D attached hereto and made
                                         ---------
          a part hereof, upon the giving of value to the Grantor by the Secured Parties, creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all such filings and other actions which the Agent has informed the Grantor are necessary or desirable to perfect and protect such security interest have been duly made or taken.

                    (f)  No consent of any other Person and no
          authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required (i) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or, (ii) for the perfection (except for filings required to perfect a security interest in Collateral) or, except for the filing of the appropriate continuation statements with respect to the financing statements listed on Exhibit D,
                                                        ---------
          maintenance of the security interest created hereby (including the maintenance of the first priority nature of such security interest) or (iii) for the exercise by the Agent of its rights and remedies hereunder.

                    (g) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived in writing.

                    SECTION 5.     Further Assurances.
                                   ------------------

                    (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action which may be necessary or desirable in the opinion of the Agent or its counsel, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby and enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and the Grantor shall in any event take such action as may be required to maintain the truthfulness and accuracy of the representations and warranties contained in
          Section 4.  Without limiting the generality of the foregoing: (i)
          ---------
          in the event that the Grantor has accounts with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof (all such accounts being hereinafter referred to as "Government Receivables"), the Grantor shall, at the request of the Agent, with respect to such

          Government Receivables, promptly comply with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.), and
                                                                 -- ---
          shall promptly deliver to the Agent evidence of such compliance, which evidence shall be in form and substance satisfactory to the Agent in its sole discretion; (ii) the Grantor shall execute and file such financing and continuation statements, and amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interest granted or purported to be granted hereby; and (iii) the Grantor shall obtain and deliver to the Agent notices, agreements (including, without limitation, subordination agreements) and other documents reasonably requested by the Agent for the purpose of giving advice of and perfecting the Liens granted to the Agent for its benefit and the ratable benefit of the Secured Parties and establishing the senior priority of the Agent's security interest over such other parties' rights and interests in respect of Equipment, Inventory or other Collateral held in the possession of, Bailees, lessors, mortgagees or other third parties, and shall use its best efforts to cause such third parties to acknowledge or consent to such notices, agreements and other documents.

                    (b) The Grantor hereby authorizes the Agent to file one or more financing and continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor hereby agrees that a photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                    SECTION 6.     Covenants Regarding Equipment and
                                   ---------------------------------
          Inventory.
          ---------

                    (a) The Grantor shall keep the Equipment and Inventory, except for Inventory in transit, at the locations specified on Exhibit A or, upon thirty (30) days' prior written
                       ---------
          notice to the Agent, at such other places in jurisdictions where all actions required by Section 5 shall have been taken with
                                  ---------
          respect to the Equipment and Inventory.

                    (b) If any Equipment or Inventory is in the possession or control of any Bailee or any of the Grantor's agents, the Grantor shall notify such Bailee or agent of the Agent's security interest in such Equipment or Inventory and, upon the Agent's request following the occurrence of an Event of Default, direct such Bailee or agent to hold all such Equipment or Inventory for the Agent's account and subject to the Agent's instructions.

                    SECTION 7.     Covenants Regarding Receivables.  The
                                   -------------------------------
          Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Receivables at the location(s) specified on Exhibit B or, upon thirty (30) days' prior written notice to the
          ---------
          Agent, at any other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the
                      ---------
          Receivables.

                    SECTION 8.     Agent Appointed Attorney-in-Fact.  The
                                   --------------------------------
          Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, following the occurrence of an Event of Default:

                    (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with any of the Collateral;

                    (b) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;
               ----------

                    (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral; and

                    (d) to receive, open and dispose of all mail addressed to the Grantor.

          The Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

                    SECTION 9.     Agent May Perform.  If the Grantor fails
                                   -----------------
          to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor to the Agent upon demand by the Agent.

                    SECTION 10.    The Agent's Rights and Duties.  The
                                   -----------------------------
          powers conferred on the Agent and the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon any of them to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral. Any action taken or omitted to be taken by the Agent in connection with any of the Collateral shall not result in any liability of the Agent to the Grantor unless such action or omission shall be determined by a court of competent jurisdiction to have arisen out of the gross negligence or willful misconduct of the Agent. The Agent may exercise any of its rights and execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its rights and duties hereunder.

                    SECTION 11.    Remedies.  If any Event of Default shall
                                   --------
          have occurred and be continuing:

                    (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time (the "Uniform Commercial Code") (whether or not the Uniform Commercial Code applies to the affected Collateral), and also may (i) without notice, demand or legal process of any kind, all of which the Grantor hereby waives to the extent permitted by applicable law, at any time or times enter the Grantor's premises and take physical possession of the Collateral and maintain such possession on the Grantor's premises, at no cost to the Agent, or remove the Collateral or any part thereof, to such other places as the Agent may desire, (ii) require the Grantor to, and the Grantor hereby agrees that it will at its own expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties, and (iii) without notice, except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least five (5) business days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute commercially reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.
          The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent is hereby granted a license or other right to use, without charge, the Grantor's trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, or any Property of a similar nature, as it pertains to the Collateral, or any rights to any of the foregoing, in completing production of, advertising for sale, and selling any Collateral, and the Grantor's rights under all licenses and franchise agreements shall inure to the Agent's benefit.

                    (b) IF AN EVENT OF DEFAULT OCCURS, THE GRANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

                    (c) Any cash held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Cash Collateral for, and/or then or at any time thereafter be applied in whole or in part by the Agent for its benefit and for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Agent shall elect, subject to any provision of the Credit Agreement governing the application of such cash, proceeds, or other realization upon the Collateral.

                    (d) The Agent shall have the right, upon notice to the Grantor of its intention to do so, to notify the account debtors or obligors under any Receivables of the assignment of such Receivables to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Agent referred to in the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Receivables shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be held as Cash Collateral and shall be applied as provided by Section
                                                                 -------
          11(c) above, and (ii) the Grantor shall not adjust, settle or
          -----
          compromise the amount or payment of any Receivable, release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon. In any suit, proceeding or action brought by the Agent under any account comprising part of the Collateral, the Grantor will save, indemnify and keep the Agent and each Secured Party harmless from and against all expense, loss or damages suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and shall remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or any Secured Party.

                    SECTION 12.    Amendments, Etc.  No amendment or waiver
                                   ---------------
          of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    SECTION 13.    Notices, Etc.  All notices and other
                                   ------------
          communications provided for hereunder shall be given in the manner and to the addresses set forth in the Credit Agreement, except that any notice provided by the Grantor to the Agent hereunder shall be effective only upon receipt thereof by the Agent.

                    SECTION 14.    Continuing Security Interest;
                                   -----------------------------
          Assignments under Credit Agreement; Termination; Payments Set
          -------------------------------------------------------------
          Aside.  This Agreement shall create a continuing security
          -----
          interest in the Collateral and shall (i) remain in full force and effect until payment in full in cash of the Secured Obligations and termination of the Credit Agreement, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, the Secured Parties and their respective successors, and permitted transferees and assigns. Without limiting the generality of the foregoing clause
                                                                     ------
          (iii),
          -----
          any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement in accordance with the terms thereof (including, without limitation, all or any portion of its Commitments and any Loans or Reimbursement Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon the payment in full in cash of the Secured Obligations and the termination of the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. To the extent that the Grantor makes a payment or payments to the Agent or any Secured Party, or the Agent or the Secured Parties enforce their security interests or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                    SECTION 15.    Survival of Representations and
                                   -------------------------------
          Warranties.  The Grantor covenants, warrants, and represents to
          ----------
          the Agent and the Secured Parties that all representations and warranties of the Grantor contained in this Agreement shall be true at the time of the Grantor's execution of this Agreement, shall survive the execution, delivery and acceptance hereof by the parties hereto and the closing of the transactions described in the Credit Agreement and the other Loan Documents and shall continue in effect until all of the Secured Obligations shall have been paid in full in cash and the Credit Agreement has been terminated.

                    SECTION 16.    Governing Law; Terms; Severability.
                                   ----------------------------------
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without reference to choice-of-law principles), except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or any of the remedies hereunder, in respect of any particular Collateral, may be governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 9 of the Uniform Commercial Code are used herein as therein defined. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                    SECTION 17.    No Waiver; Remedies.  No failure on the
                                   -------------------
          part of any Secured Party or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    SECTION 18.    Marshalling; Recourse to Security.  None
                                   ---------------------------------
          of the Secured Parties or the Agent shall be under any obligation to marshall any assets in favor of the Grantor or any other party or against or in payment of any or all of the Secured Obligations. Recourse to security shall not be required at any time.

                    SECTION 19.    Construction.
                                   ------------

                    (a) The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

                    (b) The words "hereof", "herein" and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section references are to this Agreement unless otherwise specified.

                    (c) All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.
              ---- -----

                    SECTION 20.    Headings.  Section headings in this
                                   --------
          Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                    SECTION 21.    Execution in Counterparts.  This
                                   -------------------------
          Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts and by dif-ferent parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        AMERICAN ECO CORPORATION


                                        By: /s/ David L. Norris
                                            -------------------------------
                                        Name: David L. Norris
                                             ------------------------------
                                        Title: Vice President
                                              -----------------------------



                                        UNION BANK OF CALIFORNIA, N.A., as
                                          Agent


                                        By: /s/ Vicente C. Bendanillo
                                           --------------------------------
                                        Name: Vicente C. Bendanillo
                                             ------------------------------
                                        Title: Vice President
                                              -----------------------------



                                        By: /s/ Yoland Hollis
                                           --------------------------------
                                        Name: Yoland Hollis
                                             ------------------------------
                                        Title: Vice President
                                              -----------------------------